Exhibit 99.5

         (Text of graph posted to Ashland Inc.'s website concerning
                   Ashland Specialty Chemical's revenue)

                      Net Monthly Sales ($, Millions)


                2001       2002       2003       2004       2005       2006
               ------     ------     ------     ------     ------     ------

January          84.4       83.4       90.1       95.6      135.6      143.1
February         84.1       91.1       97.7      114.2      142.5      149.9
March            91.3       88.2      101.8      119.2      155.7      153.5
April            88.0      100.3      106.5      122.4      159.8      153.8
May              90.7      100.5      104.3      116.0      162.6      158.3
June            102.9       98.9      108.6      127.6      161.7      170.7
July             94.5       95.7      104.0      122.1      141.8
August           95.5      100.9      110.3      125.6      156.7
September        91.2       97.8       96.2      121.3      147.2
October          99.4      105.7      115.9      133.8      156.8
November         91.4       96.1      102.9      136.0      153.4
December         82.4       90.6      103.7      129.8      138.4


              12 Month Net Sales Rolling Average ($, Millions)

                2001       2002       2003       2004       2005       2006
               ------     ------     ------     ------     ------     ------

January          92.8       91.2       96.3      104.0      125.3      151.6
February         92.1       91.8       96.9      105.3      127.7      152.2
March            91.1       91.6       98.0      106.8      130.7      152.1
April            90.7       92.6       98.5      108.1      133.8      151.6
May              90.2       93.4       98.8      109.1      137.7      151.2
June             90.6       93.1       99.7      110.7      140.5      152.0
July             91.1       93.2      100.3      112.2      142.2
August           90.9       93.6      101.1      113.5      144.8
September        90.9       94.2      101.0      115.5      146.9
October          91.3       94.7      101.8      117.0      148.8
November         91.5       95.1      102.4      119.8      150.3
December         91.3       95.8      103.5      122.0      151.0


NOTE: Data will be separated between Ashland Performance Materials and Ashland Water Technologies as soon as it becomes available.